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                       Individual Application                                       Aetna Life Insurance and Annuity Company
                       For Nonqualified Annuity Contract                            151 Farmington Avenue
                                                                                    Hartford, CT  06156-8383
                                                                                    800-525-4225
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Contract                     Name (Last, First, Middle Initial)                           Social Security Number
Holder/Annuitant
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                             Address (Street, City, State, ZIP Code)

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                             Date of Birth       Marital Status    [ ]  Male             Telephone Number     [ ]  Home or   [ ]
                                                 [ ]  M    [ ]  S  [ ]  Female           Work
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                             Occupation                  Planned Retirement     Annual Income      U.S. Citizen [ ]  Yes  [ ]  No
                                                         Age                                       If no, please specify:

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                             Employer Name and Address

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                             Are you associated with a NASD Member:  [ ]  No      [ ]  Yes (please specify.)

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Account Information          Payout will be:   [ ]  Deferred     If applying for a Single Premium Immediate Annuity Contract,
                                               [ ]  Immediate    also complete the Aetna Settlement Election Form.
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Payment Information          Single Payment Amount      Installment Payment Amount $__________           Effective __________

                                                        Frequency:   [ ]  Monthly    [ ]  Quarterly  [ ]  Semiannual    [ ]  Annual
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                             Will this contract change or replace any existing life insurance or annuity contracts? [ ] No [ ] Yes
                             [bullet] If yes, please provide the replacement form(s) with this application.
                             [bullet] If contract is being funded through a 1035 Exchange, please provide the following information:
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                             Name of Company                                      Contract Number

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Special Requests
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Investment Options           ____%    Aetna Variable Fund (Growth & Income)       ____%    Scudder Variable Life Investment Fund
                             ____%    Aetna Fixed Account                                  (International)
Investment allocations       ____%    Aetna Variable Encore Fund (Money Market)   ____%    Lexington Natural Resources Trust
are in whole percentages     ____%    Aetna Income Shares (Bond)                  ____%    TCI Growth (Capital Growth)
and must total 100%.         ____%    Aetna Investment Advisers Fund, Inc.        ____%    Other ______________________
                                      (Managed)                                   ____%    Other ______________________
                             ____%    Neuberger & Berman Advisers Management      ____%    Other ______________________
                                      Trust (Growth)                              ____%    Other ______________________
                             ____%    Calvert Socially Responsible Series         ____%    Other ______________________
                                                                                  100 %    Total
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                             [ ] Check box if you would like Dollar Cost Averaging (DCA). Submit a DCA form with your application.
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Beneficiary                  Primary                            Relationship                        Social Security Number
Designation

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Check box to indicate        [ ] Primary or  [ ] Contingent     Relationship                        Social Security Number
type of beneficiary.

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For additional               Unless otherwise requested, payment will be made in equal shares to the primary beneficiary(s) who
beneficiaries, attach        survive the Contract Holder.  If none survives, payment will be made in equal shares to the contingent
separate sheet.              beneficiary(s) who survive the Contract Holder.  If no beneficiary survives the Contract Holder, payment will be made to the Contract Holder's estate. If a class of beneficiaries is designated (e.g.,
                             "children of Contract Holder"), payment will be made in equal shares to each person of that class living at the time of death of the Contract Holder, whether or not he/she has been specifically named in the beneficiary designation.

713.00.1(c)
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Variable Annuity             Before entering into this Contract, please read the following information carefully:
Contract Explanation
                             1. This variable annuity Contract is intended to be used for long term accumulation for retirement.
                             2. Variable benefits cannot be predicted or guaranteed as to dollar amount.
See the prospectus for       3. A periodic deduction is made from the variable portion of Contract values for investment management
complete details.               expenses and the mortality and expense risk charges.
                             4. A maintenance fee will be deducted from the value of an installment Contract each year.
                             5. If any part of this Contract is surrendered, there may be a deferred sales charge.
                             6. Once annuity payments begin, they can be stopped only if provided for in the Contract.
                             7. If this is a gift to a minor under a Uniform Gifts to Minors Act, refer to the prospectus for more information.
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Signature                    I represent that this information is correct and complete and that, under penalties of perjury, the number shown on this form is my correct Social Security Number.

                             I understand that any payments and termination values provided by the Contract, when based on investment experience of a Separate Account, are variable and are not guaranteed as to a fixed dollar amount. However, fixed and/or General Account funds will not vary and are guaranteed as to a fixed dollar amount.

                             I have received the prospectus dated ___________________ and all current prospectuses pertaining to all of the investment options under the contract.

                             [ ]  I wish to receive a Statement of Additional Information for Prospectus 713.00.1.
                             [ ]  I consent to allow Aetna to hold my application and Purchase Payment, if any, if my application can not be accepted within five business days after receipt at the Home Office.

                             The following individual(s)/organization(s) will receive compensation from the purchase.

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         Signed and dated    City and State                                                         Date

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                             Signature of Contract Holder

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                             Witness

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Producer's Note              Do you have any reason to believe any existing insurance or annuity contracts will be modified or
                             replaced if this contract is issued?           [ ]  Yes       [ ]  No

                             I have reviewed the details of the client's retirement program during the solicitation of the application, and believe the Contract applied for is suitable for that program.

                             Signature of Producer/Agent _____________________________________ Date ___________________

                             Print Name ______________________________________________ License ID No. _________________

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Aetna Use Only               Corrections and amendments. Errors and omissions may be corrected by the Company but no change in plan, age at issue, birthdate, classification, amount, or extra benefits may be made without written consent of the owner. (Not valid in W. Va.)

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Accepted:                         Producer Name            Producer Profile             Producer Code           % of Participation

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                             Contract No ...........    SPD....................    Mode...................    Area.................
                             Eff. Date .............    SPI....................    Premium $..............    State................
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